Exhibit 99.1

ARTHROCARE RECEIVES NASDAQ DELISTING NOTICE

AUSTIN, TEXAS — January 15, 2009 — ArthroCare Corp. (Nasdaq: ARTC) (the “Company”) announced today that it received a letter from the Nasdaq Listing Qualifications Panel (the “Panel”), dated January 14, 2009, stating that the Panel has determined to suspend and delist trading of the Company’s common stock on The Nasdaq Stock Market (“Nasdaq”).  The suspension will become effective at the open of trading on Friday, January 16, 2009.  ArthroCare has requested a review from the Nasdaq Listing and Hearing Review Council, which could result in staying the Panel’s decision to delist the Company’s common stock from Nasdaq.  However, there can be no assurance that the request will be granted.

Following the suspension of the Company’s stock from Nasdaq, the Company expects its common stock to be quoted on the “Pink Sheets”, an electronic quotation service maintained by Pink OTC Markets, Inc., under the trading symbol “ARTC.PK”.  Information about the Pink Sheets can be found on its Internet website at www.pinksheets.com.

The Panel’s delisting notice constitutes an event of default under the Company’s credit agreement with a group of banks.  The Company is seeking a waiver of the default from the banks. However, there can be no assurance that the waiver will be granted.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided in this notice and the attached explanation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s request for a further extension of the delivery deadline for its financial statements under its Credit Agreement, the Company’s request for a review from the Listing Council, its expectations regarding Nasdaq delisting proceedings, its response to these proceedings and the listing of its common stock on Nasdaq.

Statements that are not historical facts are forward-looking statements. These statements are based on beliefs and assumptions by management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and ArthroCare undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of these factors include, but are not limited to: the Company may not be able to obtain a waiver from the lenders and administrative agent under its Credit Agreement, the absence of which may have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity; and trading of the Company’s common stock on the Pink Sheets may not continue, and if it does continue, such trading may not be of the same size and nature as trading on The Nasdaq Stock Market, which could have a material adverse effect on the liquidity of the market for the Company’s common stock.  Additional factors that could cause actual results to differ materially include: unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review, being overseen by the Audit Committee of the Company’s Board of Directors, of the scope and nature of the Company’s internal controls (the “Review”); unanticipated issues regarding the Review that prevent or delay the Company’s independent registered public auditing firm from relying upon the Review or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Review or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Review, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Review, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; the reactions of the marketplace to the foregoing; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A. “Risk Factors” in its Form 10-K for the fiscal year ended December 31, 2007.

Contact:
Joele Frank, Wilkinson Brimmer Katcher
Joele Frank, 212-355-4449, ext. 107
jfrank@joelefrank.com